PROSPECTUS SUPPLEMENT
          (To Prospectus dated March 5, 2003 and Prospectus Supplement dated September 26, 2003)

              Structured Asset Trust Unit Repackagings (SATURNS SM)
                           AT&T Corp. Debenture Backed
                                 Series 2003-14

                                   $35,000,000
           1,400,000 of 6.875% Adjustable Rate Class A Callable Units
                          ($25 principal balance each)
                            MS Structured Asset Corp.
                                    Depositor





         The prospectus supplement, dated September 26, 2003, states on page S-28 of the Description of Units that the Class B Units will accrue interest on their notional amount at the rate of 1.831% per annum payable on each distribution date. This is incorrect. The Class B Units will accrue interest on their notional amount at the rate of 1.844% per annum payable on each distribution date.





         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                                 MORGAN STANLEY



         September 26, 2003